EXHIBIT 23.2


           Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the 1998 Stock Option and Incentive Plan, as amended, of our report dated November 2, 2000, with respect to the consolidated financial statements of Amdocs Limited incorporated by reference from its Annual Report (Form 20-F/A) for the year ended September 30, 2000, filed with the Securities and Exchange Commission on April 3, 2001.



                                        /s/ Ernst & Young LLP


St. Louis, Missouri
April 6, 2001